                                                                    Exhibit 10.3

                              SEPARATION AGREEMENT

          This   SEPARATION   AGREEMENT  (this   "Agreement"),   effective  upon
expiration of the revocation period set forth herein, is by and between American
Italian Pasta Company ("AIPC") and David B. Potter ("Potter") (collectively "the parties").

                                   WITNESSETH:

          WHEREAS, AIPC and Potter are parties to a certain Employment Agreement effective September 1, 2002; and

          WHEREAS,  the parties wish to terminate Potter's  employment with AIPC on the terms and conditions set forth herein,  notwithstanding the provisions of the Employment Agreement; and

          WHEREAS, the parties wish to terminate the Employment Agreement on the terms and conditions set forth herein and except as expressly provided herein;

          NOW, THEREFORE,  in consideration of the promises and mutual covenants contained  herein and other good and  valuable  consideration,  the  receipt and sufficiency of which the parties hereby acknowledge, the parties do hereby agree as follows:

          1.   Termination of Employment.

               1.1  Resignation  Date.  Potter  agrees to resign his  employment with AIPC on a date between  November 26, 2003, and February 27, 2004,
          determined   by  the  parties  after  good  faith   consultation   and
          negotiation  ("Resignation  Date");  provided,  however,  that  if the parties are unable through good faith  negotiation and consultation to determine  and set a Resignation  Date,  then Potter may determine and set such  Resignation  Date by  providing  thirty  (30) days'  written notice thereof to AIPC. In no event will the Resignation Date be later than February 27, 2004.

               1.2  Nature of Resignation.  For any and all purposes,  including but not limited to for purposes of the Employment Agreement,  Potter's resignation shall be voluntary and without Good Reason.

               1.3  Severance/Other   Benefits   After   Resignation.   (a)   As
          consideration for Potter's resignation and signed release:

                    (i)  AIPC  shall  provide  Potter  with  severance  pay  and benefits  in  accordance  with  Section  7.1.1 of the  Employment
               Agreement  (except that Potter shall not be entitled to any bonus related to fiscal year 2003 or any subsequent  period),  to which severance  pay and  benefits  Potter  agrees he is not  otherwise entitled;  Specifically, AIPC agrees to provide Potter his annual base salary in bi-weekly  severance payments during the 12 months following the resignation  date,  subject to mitigation as Potter
               gains  employment  elsewhere.   Upon  Potter  gaining

               employment  elsewhere  during  the 12  months of  payments,  AIPC agrees to pay Potter 50% of the  mitigated  amount within 10 days of Potter's  written  notice of new  employment,  but the payment shall  not  exceed  $40,000  plus  any  resulting  difference  in bi-weekly  salary  for the  remainder  of the 12 month  severance period beginning on the Resignation date.

               EXAMPLE: Potter is currently paid $7,235 every 2 weeks. If Potter gains  new  employment  after 3 months  at an  annual  salary  of
               $160,000  ($6,154  every  2  weeks),   saving  AIPC  $120,000  in
               severance  payments  over the  remaining 9 months,  AIPC shall 1)
               Issue  Potter a payment of  $40,000  (calculated  as $60,000  but capped at $40,000) to Potter  within 10 days,  and 2) Continue to pay Potter  $1,081 every 2 weeks ($7,235  severance  commitment -
               $6,154 new salary) for the remaining 9 months."

                    (ii) AIPC shall provide Potter with outplacement  assistance
               in  accordance  with  AIPC's  standard   arrangements   regarding
               outplacement  assistance  for employees at or near Potter's level within the organization, up to a maximum cost to AIPC of $5,000;

                    (iii) AIPC shall reimburse  Potter for reasonable  costs and expenses  incurred in preparing his individual income tax returns for tax  years  2003 and 2004 in an amount  not to exceed  $2,865 each year.

                    (iv) All  payments  amounts  made under this  agreement  are gross figures and are subject to applicable withholding amounts.

                    (v)  Timothy  S.  Webster,  President  and  Chief  Executive
               Officer of AIPC,  will provide Potter with a positive  employment reference  in a form  reasonably  to be agreed upon by Potter and
               Timothy S. Webster.

               (b) As a condition  of  Potter's  receipt  and  retention  of any severance  pay and/or  benefits  under this  Agreement,  Potter  shall remain subject to and shall comply with the terms of Sections 4, 5, 6,
          7.1.1,  7.1.2, 7.1.3, and 7.5 of the Employment  Agreement,  which are hereby incorporated by reference as if fully set forth herein.

                    (i) In addition,  by  signature,  Potter  acknowledges  that
               Section  4.1  would  include,   but  not  be  limited  to,  named
               employers: Barilla, New World Pasta and Dakota Growers.

               1.4  Stock Options and Restricted Shares.

               (a) Prior to the execution of this  Agreement,  Potter held 1,000 shares of Restricted Stock, with scheduled vesting through  8/27/2005.
          Subject to the terms and  conditions of Section  1.3(b),  above,  such
          Restricted  Shares  shall  continue  to be held by

          Potter and shall  continue to vest through the second  anniversary  of his  Resignation  Date.  Any  Restricted  Shares not then  vested will forfeit and be null and void.

               (b)  Prior  to the  execution  of  this  Agreement,  Potter  held unvested  options to acquire 15,000 shares of AIPC common stock. As of the date  hereof,  7,500 of such  options are  cancelled  and null and void.  Subject to the terms and conditions of Section  1.3(b),  above, the  remaining  7,500 of such  options  shall  continue  to vest until
          8/27/04 and can be exercised anytime between 8/27/2004 and through the second anniversary of his Resignation Date subject to normal terms and conditions.  Any of such options not then vested as of 8/27/2004  will be cancelled  and be null and void. In the event that Potter takes any action within six months  following the end of his 18 month noncompete period  contained in Section 4 of his  Employment  Agreement  that, if taken  during  the 18 month  noncompetition  period  would have been a violation of such Section 4, then  immediately  upon such action,  all remaining  vested but unexercised  options and all remaining  unvested options shall expire, be cancelled and be null and void.

          2.   Release and Waiver of Claims/Other Representations.

               2.1  Release  and  Waiver  of  Claims.   To  the  maximum  extent
          permitted by law, Potter hereby  RELEASES AND FOREVER  DISCHARGES AIPC and/or any AIPC  Affiliates from any and all claims,  demands,  and/or
          causes  of  action   ("claims"),   known  or  unknown,   suspected  or
          unsuspected,  that Potter and/or anyone acting on his behalf now holds or owns or has at any time  before  this  date  held or owned  against them,  which  claims  include  but are not  limited to the  following:
          claims for breach of the Employment Agreement or any other contract by and between the parties;  claims for attorney's fees; claims under the
          U.S. Constitution;  claims under any state Constitution;  claims under any federal and/or state common law, including claims sounding in tort and/or contract;  claims under any federal and/or state public policy;
          claims under the Employee Retirement Income Security Act; claims under the Family and  Medical  Leave  Act;  claims  under the Equal Pay Act;
          claims for  workers'  compensation  benefits,  discrimination,  and/or retaliation;  claims  under the Fair  Labor  Standards  Act and/or any
          state  wage  payment  law;   claims  for   discrimination   (including
          harassment) and/or retaliation under any federal,  state, and/or local law, including but not limited to 42 U.S.C. ss. 1981, Title VII of the
          Civil Rights Act of 1964,  the Civil Rights Act of 1991, the Americans
          with Disabilities  Act, the Age  Discrimination in Employment Act, the
          Kansas Act Against  Discrimination,  the  Missouri  Human  Rights Act,
          and/or the Kansas City Human  Rights  Ordinance;  claims under any and all other  federal,  state,  and/or  local laws,  including  statutory and/or  common  law,  without  exception;  and  claims  under any AIPC practice and/or policy,  including but not limited to any benefit plan of AIPC and/or any AIPC Affiliates.

               2.2  Confidentiality.   Potter  agrees  this  Agreement  and  the
          circumstances  and/or the  discussions  leading to this  Agreement are confidential  and,  as such,  agrees (a) he will not  communicate  the contents of this  Agreement or the  circumstances  or the  discussions leading to this Agreement  ("Confidential  Information") other than to his  immediate  family  members,  his  attorney,  his  accountant,  to governmental  taxing

          authorities,  or if compelled by a court of competent  jurisdiction or otherwise  required  by law  ("Authorized  Persons");  (b)  before  he discloses any Confidential  Information to any Authorized  Persons, he
          must inform them that the matter is confidential, that compliance with this  confidentiality  provision  is  a  material  condition  of  this
          Agreement, and that any disclosure of such Confidential Information to persons or entities not authorized to receive it is a material  breach of  this  Agreement;  and  (c)  if he is  compelled  to  disclose  any
          Confidential  Information  by a court  of  competent  jurisdiction  or otherwise,  then he will give counsel for AIPC (James Ash of Blackwell
          Sanders Peper Martin LLP) as much notice as is reasonably  practicable before  such  disclosure  in the event  AIPC  wishes to  intervene  to protect its rights under this Agreement.

               2.3  Employment/Application.  Potter will never be  reemployed in any  capacity  by AIPC  and  will  not  ever be  employed  by any AIPC
          Affiliates;  Potter  will not  apply for  reemployment  at AIPC or for employment  with  any AIPC  Affiliates  after  the date he signs  this
          Agreement;  and if Potter ever applies for  reemployment  with AIPC or
          for  employment   with  any  AIPC  Affiliates  in  violation  of  this
          Agreement,  then  AIPC  and/or  any AIPC  Affiliates  may  reject  his reapplication/application  with  impunity  solely  on the basis of his breach of this Agreement.

               2.4  Review/Revocation.  Potter had twenty-one (21) calendar days from the date he received this  Agreement to consider it,  although he could sign it sooner if he wished;  Potter has been advised/is  hereby advised to consult with independent  legal counsel before signing this
          Agreement;  Potter  may  revoke  this  Agreement  after he signs it by delivering  a  written  notice of  revocation  via  telecopier  ((816)
          983-8080)  and  certified  mail to  counsel  for  AIPC  (James  Ash of
          Blackwell  Sanders  Peper Martin LLP) within  seven (7) calendar  days after he  signs  this  Agreement;  and (iv)  absent  revocation,  this
          Agreement  will become  effective and  enforceable on the eighth (8th)
          calendar day  following  the date set forth in the  execution  Section hereof.

               2.4  Assistance.  Potter will,  upon AIPC's  reasonable  request, assist AIPC in any investigation and/or litigation  instituted/brought by or against AIPC and/or any AIPC Affiliates; provided, however, that
          AIPC shall reimburse Potter for expenses incurred and approved by AIPC in rendering such assistance.

               2.5  Nondisparagement.  Potter will not disparage AIPC and/or any
          AIPC Affiliates.

               2.6  Mitigation.  Potter  shall  have  the  duty  to  attempt  to mitigate the amounts and benefits  payable to him  hereunder  and AIPC shall be entitled to set off against the amounts and benefits  payable hereunder  any amounts or  benefits  received by Potter from any other employment source.

          3.   Miscellaneous Terms.

               3.1  Effect  on  Employment  Agreement.  Other  than as  provided herein,  the  Employment  Agreement is hereby  terminated and is of no force or effect;  provided,

          however,  that Potter  remains bound by Sections 4-6 of the Employment
          Agreement,  which are hereby incorporated by reference as if fully set forth herein.

               3.2  Binding  Effect.  This Agreement  shall be binding upon, and shall  inure to the benefit  of,  AIPC and  Potter,  their  respective heirs, personal, and legal representatives, successors, and assigns.

               3.3  Choice of  Law/Forum/Jurisdiction.  In view of the fact that the principal office of AIPC is located in the State of Missouri,  the parties  understand and agree that the construction and interpretation of this  Agreement  shall at all times and in all respects be governed by the laws of the  State of  Missouri,  that the  state  and  federal courts  situated  in  the  State  of  Missouri  shall  have  exclusive jurisdiction  over any claims  arising  under or in  relation  to this
          Agreement,  and that the parties  consent to personal  jurisdiction in such state and federal courts.

               3.4  Headings. The headings of the Sections of this Agreement are for reference only and not to limit,  expand,  or otherwise affect the contents of this Agreement.

               3.5  Entire  Agreement.   This  Agreement   contains  the  entire
          agreement and understanding by and between the parties with respect to
          the  subject  matter  hereof,  and  any   representations,   promises,
          agreements,  or understandings,  written or oral, not herein contained shall be of no force or effect. No change,  waiver, or modification of any provision of this  Agreement  shall be valid or binding unless the same is in writing and duly  executed by the parties,  and no evidence of any waiver or modification shall be offered or received in evidence of any  proceeding,  arbitration,  or  litigation  between the parties hereto  arising out of or affecting this  Agreement,  or the rights or
          obligations   of  the  parties   hereunder,   unless  such  waiver  or
          modification  is in  writing,  duly  executed  as  aforesaid,  and the parties  further agree that the provisions of this Section 3.4 may not be waived except as set forth herein.

               3.6  Waiver.  The waiver by AIPC of a breach of any  provision of this Agreement by Potter shall not operate or be construed as a waiver of any subsequent breach by Potter.

               3.7  Notice.  For the purpose of this Agreement,  notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when  delivered  or mailed by United States  registered mail, return receipt  requested,  postage prepaid,  addressed  to the  respective  addresses  set  forth  on the execution page of this Agreement;  provided, however, that all notices to AIPC shall be directed to the  attention  of the Board of Directors of AIPC with a copy to the Secretary of AIPC, or to such other address as  either  party  may  have  furnished  to the  other in  writing  in accordance herewith,  except that notice of change of address shall be effective only upon receipt.

               3.8  Withholdings.  AIPC shall withhold from any amounts  payable under this  Agreement such federal,  state,  and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

               3.8  Counterparts.  This Agreement may be signed in counterparts, each of which  shall be an  original,  with the same  effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF,  Potter and AIPC have duly executed this Agreement as of this 12th day of December 2003.

                                       BY OR ON BEHALF OF POTTER:

                                       Signature:    /s/ David B. Potter
                                                 -------------------------------
                                       Printed Name: David B. Potter
                                       Address:      8400 Allman Rd.
                                                     Lenexa, KS 66219

                                       AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ Timothy S. Webster
                                          --------------------------------------
                                       Printed Name:   Timothy S. Webster
                                       Address:        4100 North Mulberry Drive
                                                       Suite 200
                                                       Kansas City MO 64116-0696